For Immediate Release

STRATASYS AND OBJET PROVIDE UPDATE ON MERGER CLOSING

MINNEAPOLIS, MN and REHOVOT, ISRAEL – October 1, 2012 – Stratasys, Inc. (NASDAQ: SSYS) and Objet Ltd. today announced that the closing of their pending merger will not occur during the third quarter as previously announced, as the process under the Defense Production Act of 1950 is not yet complete.

As previously disclosed in the parties’ joint proxy statement/prospectus, Stratasys and Objet filed a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”) in accordance with Section 721 of the Defense Production Act of 1950, as amended, and regulations thereunder. The statutory period for completion of the process under the Act has extended beyond the end of the third quarter. Stratasys and Objet expect a conclusion in the fourth quarter.

Since the parties did not close the merger by the end of the third quarter, Stratasys and Objet have agreed to amend their merger agreement to extend the end date under the merger agreement to October 19, 2012. Under the merger agreement as amended, either party can terminate the merger agreement if the merger is not completed on or before that date.

As announced on April 16, 2012, Stratasys and Objet entered into a definitive merger agreement under which the companies will combine in an all-stock transaction with a combined equity value of approximately $1.4 billion, based upon the closing price of Stratasys’ common stock on April 13, 2012. The transaction has received HSR approval and also been approved by Stratasys stockholders.

Cautionary Statement Regarding Forward-Looking Statements

       Statements in this document regarding the proposed transaction between Stratasys and Objet, including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Stratasys and Objet, statements regarding regulatory review of the transaction, management of the combined company, the benefits of the proposed combination, the future financial performance of the combined company after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Stratasys and Objet to satisfy the closing conditions and consummate the transaction; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that management’s focus on and disruptions arising from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in the definitive proxy statement/prospectus filed with the SEC by Stratasys on August 8, 2012, as well as the other factors described in the filings that Stratasys makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the transactions described herein may not be successfully consummated, and if consummated the actual results, performance or achievements of the combined company may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

       In addition, the statements in this document reflect the expectations and beliefs of Stratasys as of the date of this document. Stratasys anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while Stratasys may elect to update these forward-looking statements publicly in the future, it specifically disclaims any obligation to do so. The forward-looking statements of Stratasys do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger that may be undertaken. These forward-looking statements should not be relied upon as representing Stratasys’ views as of any date after the date of this document.

About Stratasys
Stratasys Inc. is a maker of additive-manufacturing machines for prototyping and producing plastic parts. The company markets under the brands Mojo, uPrint and Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital-manufacturing service for prototypes and production parts. Stratasys manufactures 3D printers for Hewlett Packard, which it sells under the brand Designjet3D. In 2011 Stratasys acquired 3D printer maker Solidscape Inc. According to Wohlers Report 2012, Stratasys had a 41.5 percent market share in 2011, and has been the unit market leader for the tenth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive-manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at:www.Stratasys.com

FDM, Dimension, Fortus, uPrint, Mojo and Stratasys are registered trademarks of Stratasys Inc. Fused Deposition Modeling is a trademark of Stratasys Inc.

About Objet
Objet Ltd. is a leading provider of high quality, cost effective inkjet-based 3D printing systems and materials. A global company, Objet has offices in North America, Europe, Japan, China, Hong Kong, and India.

Objet’s 3D printing systems and 3D printing materials are ideal for any company involved in the manufacture or design of physical products using 3D software or other 3D content. Companies using Objet’s solutions can be typically found in sectors such as consumer goods & electronics, aerospace & defense, automotive, education, dental, medical and medical devices, architecture, industrial machinery, footwear, sporting goods, toys and service bureaus.

Founded in 1998, the company has thousands of customers worldwide including a substantial share of the relevant Fortune 100 and Fortune 500. Its award-winning technology (13 awards in 8 years) is based upon over 110 patents and patent pending inventions.

Objet’s advanced 3D printing systems and range of over 100 materials enable professionals to build prototypes that accurately simulate the true look, feel and function of an end-product, even complex, assembled goods. The Objet Connex™ line of multi-material 3D printers features the world’s only technology to simultaneously jet 2 materials. With this, users can print many different materials into a single part and print various mixed parts on the same build tray. Users can also create advanced composite materials, or Digital Materials™ featuring unique mechanical and thermal properties. Objet’s range of over 100 3D printing materials simulate properties ranging from rigid to rubber-like, transparent to opaque and standard to ABS-grade engineering plastics, with a large number of in-between shore grades and shades.

Objet’s 3D printers are available in a range of form-factors, from cost-effective desktop 3D printers ideal for entry-level professionals all the way to industrial-scale multi-material machines for front-line designers and top manufacturers. Objet’s 3D printers feature the industry’s highest-resolution 3D printing quality, based on 16-micron (0.0006 in.) super-thin layering, wide material versatility, office friendliness and ease of operation.

For more information, visit us at www.objet.com, and for more about 3D printing industry-related news, business issues and trends, read the Objet blog.

Contacts

Stratasys
Investors:
Shane Glenn, Director, Investor Relations
952-294-3416
shane.glenn@stratasys.com

Media:
Jamie Moser / Andi Rose
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449